UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On June 5, 2014, MGM Resorts International, a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, our stockholders approved amendments to the Company’s Amended and Restated 2005 Omnibus Incentive Plan (the “Plan”), which had previously been approved by our Board of Directors, subject to the approval of our stockholders.

The Plan was amended and restated to:

•	extend the term of the Plan to April 22, 2024;

•	increase the number of shares of our common stock available for grant under the Plan by 10 million shares (to a total authorization of 45 million shares);

•	establish an annual limit of $600,000 on nonemployee director awards; and

•	make other administrative changes.

The material features of the Plan are described in our definitive proxy statement on Schedule 14A for the Annual Meeting filed on April 25, 2014 (the “Proxy Statement”). The description of the Plan included in the Proxy Statement is incorporated herein by reference. The above description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	MGM Resorts International Amended and Restated 2005 Omnibus Incentive Plan.

99.1	The section entitled “Proposal No. 4 – Approval of the Amendments to the Amended and Restated 2005 Omnibus Incentive Plan” of the definitive proxy statement on Schedule 14A of MGM Resorts International filed on April 25, 2014 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2014

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	MGM Resorts International Amended and Restated 2005 Omnibus Incentive Plan.

99.1	The section entitled “Proposal No. 4 – Approval of the Amendments to the Amended and Restated 2005 Omnibus Incentive Plan” of the definitive proxy statement on Schedule 14A of MGM Resorts International filed on April 25, 2014 is incorporated herein by reference.